Registration Statement No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                           --------------------------

                    PROVIDENCE AND WORCESTER RAILROAD COMPANY
             (Exact Name of Registrant as Specified in its Charter)

               Rhode Island                              05-03444399
        (State or other jurisdiction of        (IRS Employer Identification No.)
        incorporation or organization

                     75 Hammond Street, Worcester, MA 01610
                          (Address, including zip code
                         of Principal Executive Offices)

        Providence and Worcester Railroad Company Anniversary Stock Plan
                            (Full Title of the Plan)

                     Heidi J. Eddins, Esq., Vice President,
                          Secretary and General Counsel
                        Providence and Worcester Railroad
                                75 Hammond Street
                               Worcester, MA 01610
                                 (508) 755-4000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                            Margaret D. Farrell, Esq.
                            Hinckley, Allen & Snyder
                                1500 Fleet Center
                              Providence, RI 02903
                                 (401) 274-2000


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]
                               __________________

                         CALCULATION OF REGISTRATION FEE

_______________________________________________________________________________
Title of Each                    Proposed        Proposed
Class of                         Maximum         Maximum          Amount of
Securities to Be  Amount to be   Offering Price  Aggregate        Registration
Registered        Registered     Per Share (1)   Offering Price   Fee
_______________________________________________________________________________
_______________________________________________________________________________
Common Stock,
par value $.50
per share....     5,000          $10.96875       $54,843.75       $16.18
_______________________________________________________________________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low prices of the Registrant's Common Stock, $11.125 and $10.8125, respectively, reported by The American Stock Exchange on October 19, 1998.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed by Providence and Worcester Railroad Company, a Rhode Island corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference herein and shall be deemed to be a part hereof:

     (a) The Registrant's latest prospectus filed with the Commission pursuant to Rule 424(b)(4) on October 6, 1998 (Registration No. 333-62229);

     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1998; and

     (c)  The   description  of  Common  Stock  included  in  the   Registrant's
          Registration Statement on Form S-1 (Registration No. 333-62229) filed with the Commission on August 25, 1998.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Article SIXTH of the Registrant's Charter provides that a director shall not be liable to the Registrant or its shareholders for breach of fiduciary duty as a director, other than liability for (a) breach of the director's duty of loyalty to the Registrant or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payment of a dividend or unlawful stock purchase or redemption, or (d) any transaction from which the director derived an improper personal benefit.

     Section 4.1 of the Rhode Island Business Corporation Act authorizes indemnification of directors and officers of Rhode Island corporations. Article XI of the Registrant's By-laws (i) authorizes the indemnification of directors and officers (the "Indemnified Person") under specified circumstances to the fullest extent authorized, (ii) provides for the advancement of expenses to the Indemnified Persons for defending any proceedings related to the specified circumstances and (iii) gives the Indemnified Persons the right to bring suit against the Registrant to enforce the foregoing rights to indemnification and advancement of expenses.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The Index to Exhibits to this Registration Statement is incorporated herein by reference.

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereof);

               (iii) To include any material information with respect to the plan of distribution not previously disclosed or any material change to such information;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, Commonwealth of Massachusetts, on October 21, 1998.

                                       Providence and Worcester Railroad Company

                                       By: /s/ Robert H. Eder
                                           ____________________________________
                                           Robert H. Eder
                                           Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Robert H. Eder, Orville R. Harrold and Heidi J. Eddins, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of the undersigned, individually and in each capacity stated below, a Registration Statement on Form S-8 of Providence and Worcester Railroad Company with respect to 5,000 shares of the Registrant's Common Stock issuable pursuant to the Providence and Worcester Railroad Company Anniversary Stock Plan, and any and all amendments (including post-effective amendments) thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on October 21, 1998.

Signature                                            Title

/s/ Robert H. Eder
___________________________          Chief Executive Officer and Chairman
Robert H. Eder                             (Principal Executive Officer)


/s/ Orville R. Harrold
___________________________      President, Chief Operating Officer and Director
Orville R. Harrold

/s/ Robert J. Easton
___________________________       Treasurer, Controller and Director (Principal
Robert J. Easton                        Financial Officer and Controller)

___________________________                        Director
Frank W. Barrett

/s/ Philip D. Brown
___________________________                        Director
Philip D. Brown

/s/ John P. Burnham
___________________________                        Director
John P. Burnham


___________________________                        Director
John H. Cronin

/s/ J. Joseph Garrahy
___________________________                        Director
J. Joseph Garrahy

/s/ John J. Healy
___________________________                        Director
John J. Healy


___________________________                        Director
William J. LeDoux

/s/ Charles M. McCollam, Jr.
___________________________                        Director
Charles M. McCollam, Jr.

                                  EXHIBIT INDEX

Exhibit
Number                            Description

4.1 Restated Charter (filed as Exhibit 3.1 to Form S-1 Registration Statement No. 333-46433 and by this reference incorporated herein)

4.2 By-laws, as amended (filed as Exhibit 4.2 to Form S-8 Registration Statement No. 333-02975 and by this reference incorporated herein)

4.3  Anniversary Stock Plan of Providence and Worcester Railroad Company

5.1  Opinion of Hinckley, Allen & Snyder

23.1 Consent of Hinckley, Allen & Snyder (included in Exhibit 5.1)

23.2 Consent of Deloitte & Touche LLP

24.1 Power of Attorney (see page 6)